                                                                   EXHIBIT 10(p)

                             SECOND AMENDMENT TO THE
                         CHECKFREE SERVICES CORPORATION
                     NONQUALIFIED DEFERRED COMPENSATION PLAN

     WHEREAS, CheckFree Services Corporation, a Delaware corporation (the "Company"), adopted that certain CheckFree Services Corporation Nonqualified Deferred Compensation Plan effective as of December 31, 1998, as amended by that certain First Amendment thereto dated as of May 5, 2000 (collectively, the "Plan"); and

     WHEREAS, the Company is the Plan's "Plan Administrator," as such term is defined in Section 2 of the Plan; and

     WHEREAS, Section 13 of the Plan reserves to the Plan Administrator the right to amend the Plan at any time; and

     WHEREAS, the Plan Administrator now desires to amend the Plan, as hereinafter provided.

     NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2002, as follows:

     1. Amendment Regarding Addition of Option for Mid-Year Revocation of Salary and Bonus Deferral Elections. Section 5 of the Plan is hereby amended by adding new Section 5(d) at the end thereof as follows:

          "(d) Revocation or Changes of Salary and Bonus Deferral Elections.

               (i) Except as otherwise provided in Section 5(d)(ii) below, no Participant may change the Participant's Salary or Bonus Deferral Election for the calendar year with respect to which the Election applies.

               (ii) Any Participant may at any time revoke his Salary or Bonus Deferral Election during the calendar year to which such Election applies on the terms and conditions hereinafter provided in this Section 5(d). Such a revocation shall cause credits of Salary Compensation or Bonus Compensation to a Participant's Deferral Accounts pursuant to this Plan to cease prospectively in a calendar year from and after the date that the Plan Administrator has received the revocation forms, and the Company has been able to process such revocation through the Company's payroll records in accordance with such procedures as the Company may establish. A revocation of Salary and Bonus Deferral Elections shall only apply with respect to Salary and Bonus Compensation that would not yet, absent the Participant's Salary or Bonus Deferral Election, otherwise be payable to such Participant by the effective date of the revocation and shall cause such amounts to be paid to the Participant in accordance with the Company's normal payroll practices. A revocation pursuant to this Section 5(d) shall be made by properly completing and delivering notice of such revocation to the Plan Administrator in writing and on such forms as the Plan Administrator shall designate for such purpose."

     2. Amendments Regarding Deferral Accounts. Section 6 of the Plan is hereby amended as follows:

          a. Amendment Regarding Deletion of Investment Change Restriction
Section 6(b)(ii) of the Plan is amended by deleting the second sentence thereof, which reads as follows: "No Participant shall be permitted to make more than six
(6) changes pursuant to (A) or (B) in any one calendar year." Nothing shall be substituted therefor.

          b. Amendment Providing for Separate Investment Allocations Among Retirement and Specified Date Accounts. Section 6(d)(iii) of the Plan is amended by deleting such Section in its entirety and substituting the following therefor:

               "(iii) A Participant may make separate deemed Investment designations with respect to each Sub Account of the Participant's Deferral Account by specifying, in writing and on such forms as the Plan

Administrator shall designate for such purpose, the percentage of the credit balance of each such Sub Account that is to be deemed to be invested in a particular Investment."

          c. Amendment Permitting Postponement of Distribution of Specified Date Accounts. New Section 6(d)(iv) is added to the end of Section 6(d) to read as follows:

               "(iv) A Participant may defer the distribution of the credit balance of a Specified Date Account maintained in the name of such Participant to a specified year beyond the year originally specified by the Participant pursuant to Section 6(d)(ii) hereof for distribution of the credit balance of such Specified Date Account; provided, however, that a Participant shall not be permitted to defer the distribution of the credit balance of such Specified Date Account to a year that is after the year in which occurs the Participant's Mandatory Commencement Date. A request to defer the distribution of the credit balance of a Specified Date Account pursuant to this Section 6(d)(iv) must be made by January 15 of the calendar year preceding the year of the Specified Date Account, otherwise, distributions with respect to the Specified Date Account will be as originally specified. For example, a request to defer a Specified Date Account for 2010 must be made by January 15, 2009 to be effective. A request for deferral of a Specified Date Account must be properly completed and submitted to the Plan Administrator, in writing and on such forms as the Plan Administrator shall designate for such purpose."

     3. In all other respects the Plan shall remain in full force and effect.

     Adopted this 1st day of January 2002.

                                        CHECKFREE SERVICES CORPORATION


                                        By: /s/ Harley Ostis
                                            ------------------------------------
                                        Name: Harley Ostis
                                        Title: EVP, HR & Administration


                                       -2-